Exhibit 99.1

Aeries Technology Reports Record Q1 FY2026 Results: Cash Flow Positive, $17M Net Income Turnaround, and Strongest Start to a Fiscal Year in Company History

Operational Discipline, Focus on Core Offerings, and AI-Enabled GCC Delivery Help to Drive Sustainable, Profitable Growth

New York, Aug 14, 2025 – - Aeries Technology, Inc. (“Aeries” or “the Company”) (Nasdaq: AERT), a global leader in AI-powered business transformation and Global Capability Center (GCC) services, today announced financial results for the first quarter ended June 30, 2025 — the strongest first quarter in Company history, delivering positive operating cash flow and a $17.0 million year-over-year improvement in net income.

For the quarter ended June 30, 2025, Aeries reported:

●	Revenue: $15.3 million, driven entirely by strong demand for our core AI-powered GCC services.

●	SG&A Expenses: Reduced by more than 85% year-over-year, helping to create a leaner, scalable cost base.

●	Operating Profit: $0.8 million, up $17.2 million year-over-year.

●	EBITDA: $2.3 million; Adjusted EBITDA of $1.0 million

●	Net Income: $1.7 million, compared to a $15.3 million net loss in Q1 FY2025 – a $17.0 million improvement.

●	Cash Flow from Operations: $1.4 million, reversing negative cash flow, as compared to the first quarter of FY2025.

“Cash flow positivity and delivering our strongest start to a fiscal year is a major milestone for Aeries,” said Ajay Khare, Chief Executive Officer. “These results are the outcome of a deliberate transformation — we streamlined operations, strengthened cost controls, and focused on the core offerings. This discipline has helped to drive profitability and reinforced our ability to deliver measurable results for clients.”

Aeries’ AI-first GCC model enables clients to achieve speed, scale, and efficiency beyond what traditional approaches can deliver. The Company has deployed AI solutions designed to cut process times by more than half, improve productivity, and deliver measurable ROI in weeks. This competitive advantage continues to attract and retain Private Equity-backed companies seeking transformation partners with proven execution capabilities.

“Our deep integration with PE operating teams allows us to more quickly scale across portfolios, embed automation into mission-critical functions, and create sustainable enterprise value,” Ajay added. “We now have the combination of a higher-cash-flow operating model, and a differentiated market position built on AI leadership and trusted PE relationships — better positioning Aeries for profitable growth and scalable execution.”

Fixing the Fundamentals to Drive Sustainable Growth

Over the past few months, in connection with our leadership changes, Aeries transformed its operating model to produce sustainable profitability and growth:

●	Exited non-core operations to concentrate on high-value GCC and AI-powered transformation services.

●	Increased focus on PE-owned business and GCCs, resulting in multiple new client wins.

●	Strengthened leadership team and aligned skill sets to core offerings.

●	Integrated nearshore (Mexico) and offshore (India) delivery to improve speed, cost efficiency, scalability and innovation.

●	Optimized project governance and delivery to protect margins and accelerate client outcomes.

●	Reduced non-recurring costs and implemented stronger expense controls.

“This quarter’s results reflect disciplined execution and structural changes,” said Daniel Webb, Chief Financial Officer & Chief Investment Officer. “We now have a business model where incremental revenue growth can translate directly into net income and cash flow, giving us flexibility to reinvest in innovation, scale, and client success.”

Market Impact Through AI and Automation

Aeries continued to deliver measurable client value through its AI-led GCC solutions. Key initiatives, including the 1GCC Automation platform, AeriesOne AI Value Engine, and partnerships within the Aeries AI Partner Network, have enhanced operational efficiency, accelerated implementation timelines, and strengthened client security across multiple engagements.

Private Equity Partnerships Driving Growth

Aeries strengthened its position as the go-to partner for value creation, GCC and AI transformation for Private Equities and Portfolio companies by adding several new clients across multiple sectors, expanding existing relationships into multi-region, multi-workstream engagements, and embedding AI-enabled GCC services as a recurring operational capability for PE partners.

Fiscal 2026 Outlook:

Aeries reaffirmed its full-year FY2026 guidance:

●	Revenue: $74 million – $80 million.

●	Adjusted EBITDA: $6 million – $8 million.

“We’ve proven that disciplined execution can deliver both growth and profitability,” added Ajay Khare. “With a cash-flow-positive quarter, advanced AI capabilities, and deep PE partnerships, we are better positioned to deliver the strongest financial year in Aeries’ history.”

Conference Call Details

The company will host a conference call to discuss its financial results on August 14, 2025, at 9:00 AM ET. The call will be accessible by telephone at 1-877-407-0792 (domestic) or 1-201-689-8263 (international). The call transcript will also be available on the company’s investor relations website at https://ir.aeriestechnology.com

About Aeries Technology

Aeries Technology (NASDAQ: AERT) is a global leader in AI-enabled value creation, business transformation, and Global Capability Center (GCC) delivery for private-equity (PE) portfolio companies, supporting scalable, technology-driven execution. Founded in 2012, its commitment to workforce development has earned it the Great Place to Work Certification for two consecutive years.

Non-GAAP Financial Measures

The Company uses non-GAAP financial information and believes it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in its underlying operating results and provide additional insight and transparency on how it evaluates the business. The Company uses non-GAAP financial measures to budget, make operating and strategic decisions, and evaluate its performance. The Company has detailed the non-GAAP adjustments that it makes in the non-GAAP definitions below. The adjustments generally fall within the categories of non-cash items. The Company believes the non-GAAP measures presented herein should always be considered along with, and not as a substitute for or superior to, the related GAAP financial measures. In addition, similarly titled items used by other companies may not be comparable due to variations in how they are calculated and how terms are defined. For further information, see “Reconciliation of Non—GAAP Financial Measures” below, including the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.

The Company defines Adjusted EBITDA as net income from operations before interest, income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, M&A transaction-related costs, and changes in fair value of derivative liabilities.

Adjusted EBITDA is a key performance indicator the company uses in evaluating our operating performance and in making financial, operating, and planning decisions. The Company believes this measure is useful to investors in the evaluation of Aeries’ operating performance as such information was used by the Company’s management for internal reporting and planning procedures, including aspects of our consolidated operating budget and capital expenditures. Some of the limitations of Adjusted EBITDA include: each of these measures does not reflect (i) our cash expenditures or future requirements for capital expenditures or contractual commitments or foreign exchange gain/loss; (ii) changes in, or cash requirements for, working capital; (iii) significant interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt; (iv) payments made or future requirements for income taxes; (v) cash requirements for future replacement or payment in depreciated or amortized assets; (vi) stock based compensation costs, (vii) Business Combination and M&A transaction related costs, which represent non-recurring legal, professional, personnel and other fees and expenses incurred in connection with potential mergers and acquisitions related activities for the period ended June 30, 2025, and Business Combination related costs for the year ended related June 30, 2024, and (viii) change in fair value of derivative liabilities.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate”, “expect”, “hope”, “intend”, “may”, “might”, “should”, “would”, “will”, “understand” and similar words are intended to identify forward looking statements. These forward-looking statements include but are not limited to, statements regarding our future operating results, outlook, guidance and financial position, our business strategy and plans, our objectives for future operations, potential acquisitions and macroeconomic trends. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Aeries and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, our ability to continue as a going concern; changes in the business, market, financial, political and legal conditions in India, Singapore, the United States, Mexico, the Cayman Islands and other countries, including developments with respect to inflation, interest rates and the global supply chain, including with respect to economic and geopolitical uncertainty in many markets around the world, the potential of decelerating global economic growth and increased volatility in foreign currency exchange rates; the potential for our business development efforts to maximize our potential value; the ability to maintain the listing of our Class A ordinary shares and our public warrants on Nasdaq, and the potential liquidity and trading of our securities; changes in applicable laws or regulations and other regulatory developments in the United States, India, Singapore, Mexico, the Cayman Islands and other countries; our ability to develop and maintain effective internal controls, including our ability to remediate the material weakness in our internal controls over financial reporting; our success in retaining or recruiting, or changes required in, our officers, key employees or directors; our financial performance; our ability to make acquisitions, divestments or form joint ventures or otherwise make investments and the ability to successfully complete such transactions and integrate with our business; the period over which we anticipate our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements; the conflicts between Russia and Ukraine, and Israel and Hamas, and any restrictive actions that have been or may be taken by the U.S. and/or other countries in response thereto, such as sanctions or export controls; risks related to cybersecurity and data privacy; the impact of inflation; the impact of the COVID-19 pandemic and other similar pandemics and disruptions in the future; and the fluctuation of economic conditions, global conflicts, inflation and other global events on Aeries’ results of operations and global supply chain constraints. Further information on risks, uncertainties and other factors that could affect our financial results are included in Aeries’ periodic and current reports filed with the U.S. Securities and Exchange Commission. Furthermore, Aeries operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Aeries disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Contact

IR@aeriestechnology.com

CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2025 and March 31, 2025

(in thousands of United States dollars, except share and per share amounts)

	JUNE 30, 2025	MARCH 31, 2025
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$2,137	$2,764
Accounts receivable, net of allowance of $3,596 and $3,574 as of June 30, 2025 and March 31, 2025, respectively	9,547	10,982
Prepaid expenses and other current assets, net of allowance of $1 and $0, as of June 30, 2025 and March 31, 2025, respectively	8,405	7,581
Total current assets	$20,089	$21,327
Property and equipment, net	1,666	1,570
Operating right-of-use assets	8,955	9,602
Deferred tax assets	4,060	4,064
Long-term investments, net of allowance of $77 and $76, as of June 30, 2025 and March 31, 2025, respectively	1,889	1,830
Other assets	2,166	1,440
Total assets	$38,825	$39,833

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND SHAREHOLDERS’ EQUITY / (DEFICIT)
Current liabilities:
Accounts payable	$7,657	$8,154
Accrued compensation and related benefits, current	1,896	2,432
Operating lease liabilities, current	3,048	2,543
Short-term borrowings	5,398	6,504
Forward purchase agreement put option liability	3,780	5,034
Other current liabilities	8,931	7,753
Total current liabilities	$30,710	$32,420
Long term debt	1,090	1,096
Operating lease liabilities, noncurrent	6,356	7,483
Derivative warrant liabilities	606	629
Deferred tax liabilities	170	139
Other liabilities	4,321	4,170
Total liabilities	$43,253	$45,937

Commitments and contingencies (Note 10)

Redeemable noncontrolling interest	60	(42)

Shareholders’ equity / (deficit)
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	-	-
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 47,152,626 shares issued and outstanding as of June 30 and March 31, 2025	5	5
Class V ordinary shares, $0.0001 par value; 1 share authorized, issued and outstanding	-	-
Net shareholders’ investment and additional paid-in capital	27,203	27,203
Less: Common Stock held in treasury at cost; 1,285,392 shares as on June 30, 2025 and 1,285,392 shares as on March 31, 2025	(724)	(724)
Accumulated other comprehensive loss	(908)	(908)
Accumulated deficit	(29,868)	(31,380)
Total Aeries Technology, Inc. shareholders’ equity / (deficit)	$(4,292)	$(5,804)
Noncontrolling interest	(196)	(258)
Total shareholders’ equity / (deficit)	(4,488)	(6,062)
Total liabilities, redeemable noncontrolling interest and shareholders’ equity / (deficit)	$38,825	$39,833

The accompanying notes are an integral part of these condensed consolidated financial statements.

AERIES TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended June 30, 2025 and 2024

(in thousands of United States dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024
Revenue, net	$15,330	$16,667
Cost of revenue	11,552	12,657
Gross profit	3,778	4,010
Operating expenses
Selling, general & administrative expenses	2,958	20,430
Total operating expenses	2,958	20,430
Income / (loss) from operations	820	(16,420)
Other income / (expense)
Change in fair value of forward purchase agreement put option liability	1,255	(696)
Change in fair value of derivative warrant liabilities	23	757
Interest income	72	79
Interest expense	(170)	(147)
Other income / (expense), net	7	19
Total other income / (expense), net	1,187	12
Income / (loss) before income taxes	2,007	(16,408)
Income tax (expense) / benefit	(331)	1,091
Net income / (loss)	$1,676	$(15,317)
Less: Net income / (loss) attributable to noncontrolling interests	62	(506)
Net income / (loss) attributable to redeemable noncontrolling interests	102	10
Net income / (loss) attributable to shareholders of Aeries Technology Inc.	$1,512	$(14,821)

Weighted average shares outstanding of Class A ordinary shares, basic and diluted	47,152,626	37,852,036

Basic and diluted net loss per Class A ordinary share	$0.03	$(0.39)

The accompanying notes are an integral part of these condensed consolidated financial statements.

AERIES TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended June 30, 2025, and 2024

(in thousands of United States dollars except share and per share amounts)

(Unaudited)

	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024
Cash flows from operating activities
Net income / (loss)	$1,676	$(15,317)
Adjustments to reconcile net loss to net cash (used in) / provided by operating activities:
Depreciation and amortization expense	205	374
Stock-based compensation expense	-	12,746
Deferred tax benefit	56	(1,241)
Accrued income from long-term investments	(59)	(52)
Provision for expected credit loss	22	1,024
Sundry balances written back	(1)	(0)
(Profit)/ loss on sale of property and equipment	(19)	(1)
Change in fair value of forward purchase agreement put option liability	(1,255)	(757)
Change in fair value of derivative warrant liabilities	(23)	696
Loss on issuance of shares against accounts payable	-	78
Unrealized exchange gain	(38)	(18)
Changes in operating assets and liabilities:
Accounts receivable	1,660	104
Prepaid expenses and other current assets	316	(231)
Operating right-of-use assets	685	326
Other assets	(786)	(217)
Accounts payable	(554)	105
Accrued compensation and related benefits, current	(571)	(940)
Other current liabilities	613	1,617
Operating lease liabilities	(661)	(321)
Other liabilities	103	305
Net cash (used in) / provided by operating activities	1,369	(1,720)

Cash flows from investing activities
Acquisition of property and equipment	(259)	(370)
Sale of property and equipment	-	2
Issuance of loans to affiliates	-	(276)
Fixed Deposits placed with banks	(609)	-
Payments received for loans to affiliates	-	36
Net cash used in investing activities	(868)	(608)

Cash flows from financing activities
Net repayment of short term borrowings	(1,110)	(166)
Payment of insurance financing liability	-	(220)
Proceeds from long-term debt	-	240
Repayment of long-term debt	(6)	(4)
Payment of finance lease obligations	(32)	(123)
Payment of deferred transaction costs	-	(20)
Proceeds from issuance of Class A ordinary shares, net of issuance cost	-	4,678
Net cash provided by financing activities	(1,148)	4,385
Effect of exchange rate changes on cash and cash equivalents	20	56

Net increase in cash and cash equivalents	(627)	2,113
Cash and cash equivalents at the beginning of the period	2,764	2,084
Cash and cash equivalents at the end of the period	$2,137	$4,197

Supplemental cash flow disclosure:
Cash paid for interest	$110	$118
Cash paid for income taxes, net of refunds	$77	$802

Supplemental disclosure of non-cash investing and financing activities:
Unpaid deferred transaction costs included in accounts payable and other current liabilities	$-	$643
Equipment acquired under finance lease obligations	$31	$38
Property and equipment purchase included in accounts payable	$-	$1

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Reconciliation of Non—GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended June 30,
	2025	2024
Net income / (loss)	$1,676	$(15,317)
Income tax expense / (benefit)	331	(1,091)
Interest income	(72)	(79)
Interest expense	170	147
Depreciation and amortization	205	374
EBITDA	$2,310	$(15,966)
Adjustments
(+) Stock-based compensation	-	12,746
(+) Business Combination and M&A transaction related costs	-	3,682
(-) Change in fair value of derivative liabilities	(1,278)	(61)
Adjusted EBITDA	$1,032	$401
Revenue	15,330	16,667
Adjusted EBITDA margin [Adjusted EBITDA / Revenue]	6.7%	2.4%